                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-44282 of the Honeywell Retirement Investment Plan on Form S-8 of our report dated June 18, 1999, appearing in this Annual Report on Form 11-K of the Honeywell Retirement Investment Plan for the year ended December 31, 1998.




Minneapolis, Minnesota
June 25, 1999


                                      i